Exhibit 4.1

Certificate Evidencing 6.625% Series A Preferred Units

(Liquidation Preference as specified below)

No. SA-[ ]	[ ] Units

In accordance with the Fourth Amended and Restated Operating Agreement (as amended, supplemented or restated from time to time, the “Operating Agreement”) of Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), the Company hereby certifies that [                ] (the “Holder”) is the registered owner of [                ] units of the Company’s 6.625% Series A Preferred Units, with a Series A Liquidation Preference of $25.00 per unit (the “Series A Preferred Units”). The Series A Preferred Units are transferable on the books of the Transfer Agent, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The Series A Preferred Units are fully paid and the Holder of such Series A Preferred Units will have no obligation to make payments or contributions to the Company solely by reason of its ownership of such Series A Preferred Units. The designations, rights, privileges, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Operating Agreement. The Operating Agreement is on file at, and a copy will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, or such other address as may be specified by notice under the Operating Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Operating Agreement.

The holder of this Certificate, by acceptance of this Certificate, shall be deemed to have (i) requested admission as, and agreed to become, a Member of the Company; (ii) agreed to comply with, and be bound by, the terms of the Operating Agreement; (iii) granted the powers of attorney provided for in the Operating Agreement; and (iv) made the waivers and given the consents and approvals contained in the Operating Agreement. Any attempted transfer of this Certificate or the Series A Preferred Units it represents in violation of the Operating Agreement shall be null and void.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

In the case of any conflict between this Certificate and the Operating Agreement, the provisions of the Operating Agreement shall control and govern.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

[SPECIMEN]

Dated:

OAKTREE CAPITAL GROUP, LLC	OAKTREE CAPITAL GROUP, LLC

By:		By:
	Name:		Name:
	Title:		Title:

Countersigned and Registered by:

as Transfer Agent and Registrar

REVERSE OF CERTIFICATE FOR SERIES A PREFERRED UNITS

Non-cumulative distributions on each Series A Preferred Unit shall be payable at the applicable rate provided in the Operating Agreement.

The Company shall furnish without charge to each Series A Holder who so requests a summary of the authority of the Company to determine variations for future series within a class of Units and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–	Custodian
TEN ENT	–	as tenants by the entireties		(Cust)	(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Transfers/Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                  hereby sell, assign and transfer unto

Please insert Social Security or other

identifying number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

                  Series A Preferred Units represented by the Certificate, and do hereby irrevocably constitute and appoint                          Attorney to transfer the said Series A Preferred Units on the books of the Transfer Agent with full power of substitution in the premises.

Dated                     .

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED BY A
MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature)

(Signature)

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Transfer Agent unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration of transfer.